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                                                                   Exhibit 10.67

                             STOCK OPTION AGREEMENT

      This Stock Option Agreement ("Agreement") is made as of October 1, 2004, by The UniMark Group, Inc., a Texas corporation ("UniMark" or the "Company"), and Jakes Jordaan ("Option Holder").

                                 R E C I T A L S

      In consideration of the premises and the mutual promises herein made, and in consideration of the covenants herein contained, the parties hereto agree as follows:

      1. Grant of Option. UniMark grant to the Option Holder an option (the "Option") to purchase up to 2,104,182 shares (the "Underlying Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), at an exercise price per share of $.40 (the "Initial Option Price"). The Option shall be effective as of October 1, 2004 (the "Effective Date").

      2.    Vesting.

            (a) Formula Vesting. The Option shall only be exercisable based upon the Aggregate Cash Distribution Amount (as defined below) to holders of the Company's equity securities in accordance with the formula:

                  Vested Number of Underlying Shares = 2,104,182 x (Aggregate Cash Distribution Amount/Unrecovered Capital)

                  "Aggregate Cash Distribution Amount" shall mean the aggregate dollar amount of (a) any cash dividends or distribution to holders outstanding shares of Common Stock, (b) any cash used by the Company or its subsidiaries to repurchase shares of Common Stock, and (c) any payments by the Company or its subsidiaries made to persons or entities owning beneficially more than 10 percent of the Company's outstanding shares of Common Stock less (d) amounts (other than salary paid and normal and customary employee benefits) paid to Option Holder by the Company or its subsidiaries.

                  "Unrecovered Capital" shall mean $8,417,932 reduced by amounts under (a), (b) and (c) under the definition of Aggregate Cash Distribution Amount as and when paid or expended and increased by eight percent (8%) per annum compounded quarterly commencing July 1, 2004.

                  The number of shares of Common Stock for which the Option may be exercised shall be cumulative, so that once the Option shall become exercisable with respect to any shares of Common Stock it shall continue to be exercisable for such shares until expiration of termination of the Option. Notwithstanding, no portion of the Underlying Shares subject to the Option shall vest after July 1, 2008, in accordance with the formula under this Section 2(a).

            (b) Other Vesting. Any Underlying Shares subject to the Option which have not vested on July 1, 2008, shall thereafter vest immediately and the Option for such Underlying Shares shall be exercisable at the Initial Option Price without any reduction thereof under Section 3(a).

      3.    Adjustments.

            (a) Adjustment for Cash Dividends. If at any time UniMark declares a cash dividend or make any other distribution on its outstanding shares of Common Stock, then the Initial Option Price with respect to any Underlying Shares for

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                  which vesting has occurred pursuant to Section 2(a) shall be reduced by the per share amount received by holders of the Common Stock. Notwithstanding the foregoing, the Initial Option price shall be not less than $.01 per share or the par value of Common Stock if less than $.01.

            (b) Adjustment by Stock Split, Stock Dividend, Etc. If at any time UniMark increases or decreases the number of its outstanding shares of Common Stock, or changes in any way the rights and privileges of such shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in shares of Common Stock, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving the stock, or other change affecting the outstanding Common Stock without the Company's receipt of consideration, then appropriate adjustments shall be made to (i) the total amount and/or class of securities subject to this Option and (ii) the Initial Option Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

            (c) Adjustments for Redemptions. The Underlying Shares represent ten percent (10%) of the issued and outstanding Common Stock of the Company ("Percentage Amount"). In the event the Company redeems, or its subsidiaries acquire, any of the issued and outstanding Common Stock for cash or other valuable consideration, the number of Underlying Shares shall be reduced so that it represents the Percentage Amount of the Common Stock issued and outstanding following any such transaction.

      4. Change of Control. Upon (i) any transaction or series of related transactions (including, without limitation, any reorganization, merger, or consolidation) that will result in the holders of the outstanding voting equity securities of UniMark immediately prior to such transaction holding less than a majority of the voting equity securities of the surviving entity immediately following such a transaction (a "Merger"), (ii) the sale or transfer of all or substantially all of the assets of UniMark (an "Asset Sale"), (iii) the dissolution or liquidation of UniMark, then immediately prior to the effective date of such event, this Option shall be accelerated so that the Option Holder may exercise the Option (whether or not then vested) for all the shares of Common Stock subject to the Option as fully vested shares.

      5. Expiration and Termination of the Option. The Option shall expire ten (10) years from the Effective Date (the period from the Effective Date to the expiration date is the "Option Period") or prior to such time as follows:

            (a) If the employment of the Option Holder is terminated within the Option Period for any reason other than Disability or death, the Option may be exercised by the Option Holder within three (3) months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the vested shares of Stock as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment.

            (b) If the Option Holder dies within the Option Period, while employed by UniMark, the Option may be exercised by those entitled to do so under his will or by the laws of descent and distribution within one (1) year following his or her death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the vested shares of Stock as to which the Option had become exercisable on or before the date of the Option Holder's death.

            (c) If the Option Holder becomes disabled within the Option Period, while employed by UniMark, the Option may be exercised within one (1) year

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                  following his termination of employment because of disability
                  (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the vested shares of Stock as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment because of disability.

      6.    Exercise of Option.

            (a) Payment. Subject to compliance with the terms and conditions of this Agreement and applicable securities laws, this Option may be exercised, in whole or in part at any time or from time to time, during the Option Period by the delivery of notice of such exercise specifying the number of shares of Common Stock being acquired, at the principal office of the Company, together with payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation of any outstanding debt and/or accrued interest owing by the Company to the Option Holder,
                  (iii) by exchange of the Company's securities held by the Option Holder, at the fair market vale thereof, or (iv) by a combination of (i), (ii) and (iii), of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Initial Option.

            (b) Net Issue Exercise. In lieu of the payment methods set forth in Section 6(a) above, the Option Holder may elect to exchange all or some of this Option for shares of Common Stock equal to the value of this Option being exchanged on the date of exchange. If the Option Holder elects to exchange this Option as provided in this Section 6(b), the Option Holder shall tender to the Company in the notice of exercise so much of the Option for the amount being exchanged, along with written notice of the Option Holder's election to exchange some or all of the Option, and the Company shall issue to the Option Holder the number of shares of Common Stock computed using the following formula:

                                    X       =        Y(A-B)
                                                     ------
                                                        A

                  Where X = the number of shares of Common Stock to be issued to the Option Holder.

                  Y = the number of shares of Common Stock purchasable under the amount of the Option being exchanged (as adjusted to the date of such calculation).

                  A = the fair market value of one share of Common Stock.

                  B = the then effective Initial Option Price.

                  All references to an "exercise" of the Option shall include an exchange pursuant to this Section 6.6(b).

      7. Transferability. Option Holder may assign or transfer the Option his family limited partnership and/or trust created for the benefit of his children. The Option may be transferred by will or pursuant to the laws of descent and shall be exercisable during the Option Holder's life only by the Option Holder, or in the event of Disability or incapacity, by the Option Holder's guardian or legal representative, and after the Option Holder's death, only by those entitled to do so under the Option Holder's will or the applicable laws of descent and distribution.

      8. Condition to Exercise. As a condition to the exercise of all or any portion of the Option, the Option Holder shall enter into an agreement with Cardinal UniMark Investors, L.P., a Delaware limited

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partnership ("CUI"), containing usual and customary terms and conditions which are commercially reasonable and under which:

            (a) CUI shall be entitled to vote any shares of Common Stock acquired upon the exercise of the Option with respect to a transaction involving the Company requiring common shareholder approval;

            (b) CUI may cause the Option Holder to transfer or dispose of any shares of Common Stock acquired upon exercise of the Option on the same terms and conditions and for the same consideration as CUI transfers all of its shares of Common Stock;

            (c) CUI may require the Option Holder to waive any appraisal or similar rights with respect to transactions described in (a) or (b) above and execute such further agreements as may be required to consummate such transactions.

            CUI shall be a third-party beneficiary of the provisions of this
      Section 8 and the Company shall not issue any shares of Common Stock to the Option Holder pursuant to this Agreement unless and until it has been notified in writing by CUI that the Option Holder and CUI have entered into the agreement contemplated herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                                     THE UNIMARK GROUP, INC.

                                                     By: /s/ Robert J. Bobb
                                                         ------------------
                                                         Robert J. Bobb
                                                         Its Chairman

                                                     OPTION HOLDER:

                                                         /s/ Jakes Jordaan
                                                         -----------------
                                                         Jakes Jordaan

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                              NOTICE OF ASSIGNMENT

      Pursuant to Section 7 of that certain Stock Option Agreement dated as of October 1, 2004, by The UniMark Group, Inc. and Jakes Jordaan (the "Option Agreement"), notice is hereby given that Jakes Jordaan has assigned and transferred the Option (as defined in Option Agreement), effective as of December 4, 2004, to his family's limited partnership: S4J2 Family Limited Partners, L.L.P., a Texas limited liability partnership.

/s/ Jakes Jordaan
-----------------
Jakes Jordaan